                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MAXIM MORTGAGE CORPORATION

        The undersigned, being the President of MAXIM MORTGAGE CORPORATION, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

        1. The name of the Corporation (hereinafter referred to as the
"Corporation") is Maxim Mortgage Corporation. The date of filing the original
Articles of Incorporation with the Secretary of State of New York was January 5,
1999. The date of the filing of the First Certificate of Amendment to the
Certificate of Incorporation with the Secretary of the State of Delaware was
October 22, 2001.

        2. The certificate of incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

         "FIRST: The name of the Corporation is Thomas Equipment, Inc."

        3. The certificate of incorporation of the Corporation is hereby amended by inserting the relevant paragraph after Article Fourth:

                "Upon effectiveness of a one-for-forty reverse stock split of the common stock of the Corporation, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 40,000,000 prior to the reverse stock split to 1,000,000 following the reverse stock split.
        All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

        4. The amendment of the certificate of incorporation herein certified has been duly adopted by the written consent of majority of the Corporation's stockholders in accordance with the provisions of Sections 228 and 242 of the
General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to the Corporation's
Certificate of Incorporation, as amended, to be signed by Joel Arberman, its
President, this 14th day of October, 2004.

                                         MAXIM MORTGAGE CORPORATION

                                          By: /s/ Joel Arberman
                                              Joel Arberman, President

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